EMPLOYMENT TERMINATION AND SEVERANCE AGREEMENT

          THIS EMPLOYMENT TERMINATION AND SEVERANCE AGREEMENT (this "Termination Agreement") is entered into as of January 15, 1998, by and between Aronex Pharmaceuticals, Inc. ("Aronex"), and James M. Chubb, an individual residing at 183 Bristol Bend Circle, The Woodlands, Texas 77382 ("Employee").

          WHEREAS, Aronex and Employee have previously entered into an Amended and Restated Employment Agreement dated January 15, 1996 (the "Employment Agreement");

          WHEREAS, Employee intends to resign from his employment with Aronex effective January 15, 1998 (the "Effective Date "); and

          WHEREAS, Aronex and Employee now wish to terminate the Employment Agreement and release each other from any claims arising thereunder effective upon the Effective Date;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

          1. Termination. The Employment Agreement is terminated effective as of the Effective Date and none of the parties shall have any further rights or obligations thereunder after the Effective Date except as expressly specified herein.

          2. Severance. For and in consideration of Employee's execution of this Termination Agreement, Aronex will, subject to the further provisions of this Termination Agreement, (i) pay Employee monthly payments of $19,583 (Employee's current Base Salary) for the period beginning as of January 15, 1998 and continuing through January 15, 1999, payable as and when Employee would otherwise be paid his salary under Section 4.1 of the Employment Agreement (collectively, the "Severance Payments"), (ii) continue to pay through January 15, 1999 the premiums required for Employee's continued coverage under (A) the Company's group medical and dental plans for Employee and Employee's family, (B) the disability insurance presently maintained by the Company for the benefit of Employee and (C) the life insurance presently maintained by the Company for the benefit of Employee and Employee's beneficiaries, (iii) provide Employee with basic outplacement services (consisting of office space and administrative assistance) through Lee Hecht Harrison or a reasonably equivalent outplacement services provider selected by Aronex, (iv) continue to pay Employee's regular annual membership dues to maintain Employee's membership at The Woodlands Country Club through January 15, 1999, (v) extend (and hereby does extend) the period during which options granted to Employee under Aronex's Amended and Restated 1989 Stock Option Plan (the "Plan") may vest until January 31, 2000, with the same effect under the terms of such options as if Employee remained an employee of Aronex through such date, and (vi) extend (and hereby does extend) the period during which Employee may exercise options granted to Employee under the Plan, to the extent such options are vested as of the Effective Date or become vested pursuant to the preceding clause of this Termination Agreement, until February 28, 2000. The Severance Payments shall not be subject to any reduction or right of offset as a result of Employee's employment by another entity during the term of this Termination Agreement, and the Severance Payments and the benefits contemplated by clause (ii) above shall not be subject to any reduction or right of offset as a result of Employee's death or disability, provided in each such case that Employee has complied with the terms of Section 3 hereof and the terms of Section 5 hereof and the agreements referenced therein (insofar as such terms of Section 5 and the agreements referenced therein relate to Employee's obligations regarding confidentiality, nondisclosure and inventions).

          3. Release of Aronex by Employee. (a) Employee, on behalf of himself, his heirs, beneficiaries and personal representatives, hereby releases, acquits and forever discharges Aronex, its of officers, employees, former employees, stockholders, directors, agents and assigns, and all other persons, firms or corporations in control of, under the direction of, or in any way associated with Aronex (collectively, the "Aronex Affiliates"), of and from all claims, charges, complaints, liabilities, obligations, promises, agreements, contracts, damages, actions, causes of action, suits, accrued benefits or other liabilities of any kind or character, whether known or hereafter discovered, arising from, growing out of, or in any way connected with or related to Employee's employment with, and/or termination of employment from, Aronex and the Aronex Affiliates, including, but not limited to, allegations of wrongful termination, discrimination, breach of contract, intentional infliction of emotional distress, invasion of privacy, promissory estoppel, whistleblowing, fraud, termination for refusal to perform an illegal act, defamation, any action in tort or contract, any action for unpaid wages, attorney's fees, or punitive damages, and any violation of any federal, state, or local law, including but not limited to, any violation of Title VII of the Civil Rights Acts of 1964 and 1991, as amended, 42 U.S.C. 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. 1981 et seq., the Equal Pay Act, 29 U.S.C. 206, the Employee Retirement Income Security Act of 1974, as amended (ERISA), 29 U.S.C. 1001 et seq., the Americans with Disabilities Act, 42 U.S.C. 12101 et. seq., the Fair Labor Standards Act, as amended, 29 U.S.C. 621 et seq., the Age Discrimination in Employment Act, as amended, 29 U.S.C. 621 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. 2601 et seq., the Worker Adjustment and Restraining Notification Act (WARN), 29 U.S.C. 2101 et seq., the Texas Commission on Human Rights Act, as amended, Texas Labor Code 21.001 et seq., the Texas Payday Act, Texas Labor Code 61.001 et seq., the Texas Workers' Compensation Statute, Texas Labor Code 451.001 et seq. and any other civil rights act, and all amendments made to any such laws from time to time, provided that the foregoing release shall not apply to the express obligations of Aronex under this Termination Agreement.

          (b) Employee agrees not to commence any legal proceeding or lawsuit against Aronex or any Aronex Affiliate arising out of or based upon Employee's employment with Aronex or any Aronex Affiliate or because of the termination of Employee's employment with Aronex or any Aronex Affiliate.

          (c) The consideration cited above and the promises contained herein are made for the purpose of purchasing the peace of Aronex and the Aronex Affiliates and are not to be construed as an admission of liability or as evidence of unlawful conduct by Aronex or any Aronex Affiliate, all such liability being herein expressly denied.

          (d) Employee voluntarily accepts the Severance Payments as sufficient payment for the full, final and complete release stated herein, and agrees that no other promises or representations have been made to Employee by Aronex or an Aronex Affiliate or any other person purporting to act on the behalf of Aronex or an Aronex Affiliate, except as expressly stated herein.

          (e) Employee understands that this is a full, complete, and final release of Aronex and the Aronex Affiliates. As evidenced by the signature below, Employee expressly promises and represents to Aronex and the Aronex Affiliates that he has completely read this Agreement and understands its terms, contents, conditions, and effects. Employee stipulates and agrees that Aronex and Aronex Affiliates do not owe Employee anything in addition to what Employee will be receiving pursuant to Section 2 of this Termination Agreement.


     (f) Employee hereby waives all rights to recall, reinstatement, reemployment and past or future wages from Aronex and the Aronex Affiliates and further, acknowledges that Employee is not entitled to any continued participation in, or benefits under, any employee benefit plan or compensation program of Aronex or any Aronex Affiliate, including, without limitation, any profit, bonus or commission arrangement, the Plan, the Employment Agreement and any other employment agreement (whether written or oral) with the Company, except as may otherwise be required by ERISA or as otherwise expressly set forth herein.

          4. Release of Employee by Aronex. Aronex, on behalf of itself and the Aronex Affiliates, hereby releases, acquits and forever discharges Employee, his heirs, beneficiaries and personal representatives, of and from all claims, charges, complaints, liabilities, obligations, promises, agreements, contracts, damages, actions, causes of action, suits, accrued benefits or other liabilities of any kind or character, whether known or hereafter discovered, arising from, growing out of, or in any way connected with or related to Employee's employment with, and/or termination of employment from, Aronex and the Aronex Affiliates, provided that the foregoing release shall not apply to the express obligations of Employee under this Termination Agreement or as contemplated by Section 5 below.

          5. Acknowledgment of Remaining Obligations Under Employment Agreement. Employee acknowledges that he is subject to agreements regarding confidentiality, nondisclosure, inventions and noncompetition pursuant to the provisions of Sections 8 and 9 of the Employment Agreement and the confidentiality and non-disclosure agreement referenced therein, which provisions and obligations remain in full force and effect following this Termination Agreement.

          6. Statements to Third Parties. Aronex agrees that it will not make any statements to third parties which are intended to disparage, discredit or injure the reputation of Employee. Employee agrees that he will not make any statements to third parties which are intended to disparage, discredit or injure the reputation of Aronex or any Aronex Affiliate.

          7. No Assignment of Claims. Employee hereby warrants that he has not assigned, transferred or conveyed at any time to any individual or entity any alleged right, claim or cause of action against Aronex or any Aronex Affiliate. Employee agrees to and does hereby indemnify and hold Aronex and the Aronex Affiliates harmless from any claims, liabilities, damages, demands, losses, costs, debts and causes of action whatsoever, including without limitation attorney's fees, whether known or unknown, which may be asserted by parties for breach of the foregoing warranty.

          8. No Duress, Etc. Employee hereby warrants to Aronex that he has completely read this Termination Agreement prior to executing it, and has had a reasonable period of time within which to consider this Agreement and to understand its terms, contents, conditions and effects and has entered into this Termination Agreement knowingly and voluntarily. Employee understands that he has the right to consult an attorney of his choice and represents that he has consulted with an attorney. Employee states that he is not presently affected by any disability which would prevent him from knowingly and voluntarily executing this Termination Agreement, and further states that the promises made herein are not made under duress, coercion or undue influence. Employee understands that Employee has twenty-one days within which to consider and execute this Agreement, and that this Agreement is revocable by Employee for a period of seven days following the date of execution of this Agreement, and if not so revoked, this Agreement will automatically become effective and enforceable on the eighth day following the date of its execution.

          9. Amendment. This Termination Agreement may not be amended or modified in any respect except by an agreement in writing executed by the parties in the same manner as this Agreement.

          10. Successors. This Termination Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns.

          11. Invalid Provisions. If any provision of this Termination Agreement is held to be illegal, invalid or unenforceable under present or future law effective during the term hereof, such provision shall be fully severable. This Termination Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining portions hereof shall remain in full force and effect and shall not be effected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically, as part of this Termination
Agreement, a provision similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          12. Descriptive Headings. The descriptive headings of the several sections of this Termination Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          13. Governing Law. This Termination Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

          14. Entire Agreement. This Termination Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Termination Agreement and supersedes and is in full substitution for any and all prior agreements and understandings whether written or oral between said parties relating to the subject matter of this Termination Agreement.


          IN WITNESS WHEREOF, the parties have duly executed this Termination Agreement effective as of the date first above written.

                                             EMPLOYEE:
                                             James M. Chubb




                                             ARONEX PHARMACEUTICALS, INC.




                                             By:
                                             Geoffrey Cox
                                             Chairman of the Board and
                                             Chief Executive Officer